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                                                                   Exhibit 4.3.1



                              R.A.B. HOLDINGS, INC.

                             6% Senior Note due 2010

                                                         CUSIP No.:749199 - AD7

No.  AD7 - #1                                                       $24,495,000



         R.A.B. HOLDINGS, INC., a Delaware corporation ("Holdings," which term includes any successor corporation), for value received, promises to pay to Cede & Co. or registered assigns the principal sum of Twenty-four Million Four Hundred ninety-five Thousand Dollars ($24,495,000) (or such greater amount as may be provided as the Accreted Value of such amount pursuant to the Amended and Restated Indenture dated as of May 1, 2002), on May 1, 2010.

         Interest Payment Dates: May 1 and November 1, commencing on November 1, 2007 or any earlier May 1 or November 1 as to which Holdings exercises its right to pay cash interest on the Amended Securities as provided herein.

         Interest Record Dates: April 15 and October 15.

         Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, Holdings has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                                      R.A.B.  HOLDINGS, INC.


                                      By:   /s/ Steven M. Grossman
                                            ------------------------------------
                                            Name:  Steven M. Grossman
                                            Title:    Executive Vice President

Dated:  May 1, 2002



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                              R.A.B. HOLDINGS, INC.


                             6% Senior Note due 2010



1.       Interest.

                  (a) R.A.B. HOLDINGS, INC., a Delaware corporation (" Holdings"), promises to pay interest on the Accreted Value of this Note at the rate and in the manner specified below. This Note will accrete at a rate per annum of 6.0% on the principal amount then outstanding, consisting of 3% accretion semi-annually on each May 1 and November 1, until May 1, 2007, except as provided in the following sentence. There will be no accrual of cash interest on this Note until May 1, 2007, and no payment of cash interest until November 1, 2007, provided, however, that Holdings shall have the right, exercisable by notice to the Trustee not later than the applicable Interest Record Date, to pay in cash all or any portion of the amount that would accrete on this Note on any May 1 or November 1 prior to November 1, 2007 and to the extent such amount is paid in cash the amount outstanding hereunder shall not accrete in value. Assuming Holdings does not exercise its right to pay cash interest prior to November 1, 2007 as provided above, the Accreted Value of each $1,065 of principal amount of this Note originally issued on May 1, 2002 shall be as follows:

                  (b) For each original principal amount of $1,065 of Amended Securities originally issued as of May 1, 2002, if the Accreted Value of this
Note is determined as of one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value shall equal the amount set forth in the schedule below for each such Semi-Annual Accrual Date:

                  Semi-Annual
                  Accrual Date                       Accreted Value
                  ------------                       --------------

                  November 1, 2002                     $ 1,096.95
                  May 1, 2003                          $ 1,129.86
                  November 1, 2003                     $ 1,163.76
                  May 1, 2004                          $ 1,198.67
                  November 1, 2004                     $ 1,234.63
                  May 1, 2005                          $ 1,271.67
                  November 1, 2005                     $ 1,309.82
                  May 1, 2006                          $ 1,349.11
                  November 1, 2006                     $ 1,389.58
                  May 1, 2007                          $ 1,431.27

provided, however, that if Holdings exercises any right to pay cash interest prior to November 1, 2007 as provided above, Holdings and the Trustee shall promptly recalculate the foregoing schedule of Accreted Values giving effect to the amount of cash interest paid in respect of the Amended Securities on such Interest Payment Date and assuming that no cash interest is paid by Holdings with respect to the Amended Securities on any subsequent Semi-Annual Accrual Date through and including May 1, 2007, and such recalculated schedule shall constitute the schedule of Accreted Values as set forth in this definition for purposes of this Indenture and the Amended Securities. On each Semi-Annual Accrual Date thereafter, the Accreted Value shall be as set forth in such recalculated schedule unless and until the Company may again elect to pay cash interest as provided in Section 1(a) of the Amended Securities. Such recalculated schedule shall be available to any Holder upon request.

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                  (b) If Accreted Value is determined as of a date before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price of $1,065.00 and (b) an amount equal to the product of (1) the excess of $31.95 (i.e., the Accreted Value as of the first Semi-Annual Accrual Date less the original issue price of $1,065.00) multiplied by (2) a fraction, the numerator of which is the number of days from the Amended Issue Date to the date as of which the Accreted Value is being determined, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days from the Amended Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months.

                  (c) If Accreted Value is determined as of a date between any two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the date as of which Accreted Value is being determined and (b) an amount equal to the product of (1) the excess of the Accreted Value for the immediately following Semi-Annual Accrual Date over the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the date as of which Accreted Value is being determined, using a 360-day year of twelve 30-day months, and the denominator of which is 180.

                  (d) If Accreted Value is determined as of any date after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,431.26 or such lesser amount as shall be provided on the last schedule of Accreted Values prepared by the Company and the Trustee for the latest date on such schedule as to which the Company does not exercise its option to pay cash interest.
                  (e) References in the Indenture and in the Amended Securities to "principal," "principal amount," "principal value" and similar terms shall mean Accreted Value with respect to the application of such reference to the Amended Securities.

                  (f) The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of cash interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Amended Securities.

2.       Method of Payment.

                  Holdings shall pay cash interest on the Amended Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Amended Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender the Amended Securities to a Paying Agent to collect principal payments. Holdings shall pay principal and cash interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, Holdings may pay principal and cash interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or cash interest by check payable in such U.S. Legal Tender. Holdings may deliver any such cash interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

         Initially, JPMorgan Chase Bank (the "Trustee") will act as Paying Agent and Registrar. Holdings may change any Paying Agent or Registrar without notice to the Holders. Holdings may, subject to certain exceptions, act as Registrar.

4.       Indenture.

         Holdings issued the Securities under an Amended and Restated Indenture, dated as of May 1, 1998 and amended and restated as of May 1, 2002 (the "Indenture"), by and between Holdings and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Amended Securities of Holdings designated as its 6% Senior Notes due 2010 limited in aggregate principal amount at maturity up to $35,781,750, which may be issued under the Indenture. All Securities issued under the Indenture are treated as a single class of securities under the Indenture except where the context requires otherwise. The terms of the Amended Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Amended Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Amended Securities are general unsecured obligations of Holdings.

5.       Optional Redemption.

         The Amended Securities will be redeemable, at Holdings' option, in whole or in part at any time, on and after May 1, 2003, upon not less than 30 nor more than 60 days notice, at the following redemption prices (expressed as percentages of the Accreted Value thereof) if redeemed during the twelve-month period commencing on May 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

             Year                                       Percentage
             ----                                       ----------
             2003                                       106.500%
             2004                                       104.333%
             2005                                       102.167%
             2006 and thereafter                        100.000%


6.       Notice of Redemption.

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Amended Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Amended Securities that have denominations equal to or larger than $1,000 principal amount.

         If any Amended Security is to be redeemed in part only, the notice of redemption that relates to such Amended Security shall state the portion of the principal amount thereof to be redeemed. A new Amended Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Amended Security. On and after the Redemption Date, interest will cease to accrue on Amended Securities or portions thereof called for redemption so long as Holdings has deposited with the Paying Agent for the Amended Securities funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Hol/ders pursuant to the terms of the Indenture.

7.       Change of Control Offer.

         Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), Holdings shall, within 30 days after the Change of Control Date, offer to purchase all Amended Securities then outstanding at a purchase price equal to 101% of the accreted principal amount plus accrued and unpaid interest to the date of purchase.

8.       Limitation on Disposition of Assets.

         Holdings is, subject to certain conditions and certain exceptions, obligated to offer to purchase the Amended Securities and any Pari Passu Indebtedness at a purchase price equal to, with respect to the Amended Securities, 100% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, and with respect to any Pari Passu Indebtedness, an amount not greater than 100% of the principal amount or accreted value of such Pari Passu Indebtedness with the proceeds of certain asset dispositions.

9.       Denominations; Transfer; Exchange.

         The Amended Securities are in registered form, without coupons, in denominations of not less than $1,065. A Holder shall register the transfer of or exchange Amended Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Amended Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.      Persons Deemed Owners.

         The registered Holder of this Note shall be treated as the owner of it for all purposes.

11.      Unclaimed Funds.

         If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to Holdings at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.      Legal Defeasance and Covenant Defeasance.

         Holdings may be discharged from its obligations under the Indenture and the Amended Securities, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Amended Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

13.      Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of the Holders, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder.

14.      Restrictive Covenants.

         The Indenture contains certain covenants that, among other things, limit the ability of Holdings and the Restricted Subsidiaries to make restricted payments, to incur Indebtedness, to sell assets, to permit restrictions on dividends and other payments by Subsidiaries to Holdings, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. Holdings must report annually to the Trustee on compliance with such limitations.

15.      Defaults and Remedies.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.      Trustee Dealings with Holdings.

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with Holdings, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.      No Personal Liability of Directors, Officers, Employees and
Stockholders.

         No director, officer, employee or stockholder, as such, of Holdings or any of its Affiliates, or any of their respective heirs, estates or personal representatives, shall have any liability for any obligations of Holdings under the Securities or the Indenture or for any claim based on, or in respect of, or by reason of, such obligations or their creation. Each holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

18.      Authentication.

         This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

19.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

20.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Holdings has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.      Governing Law.

The laws of the State of New York shall govern the Indenture and this Security, including, without limitation, Section 5-1401 of the New York General Obligations Law.


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                                 ASSIGNMENT FORM




I or we assign and transfer this Security to

------------------------------------------------------

------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)


------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                         ------------------------------------------------------

agent to transfer this Security on the books of Holdings. The agent may substitute another to act for him.

Dated:                              Signed:
       --------------------                 ----------
                                            (Signed exactly as name appears
                                            on the other side of this Security)

Signature Guarantee:
                     ---------------
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE





         If you want to elect to have this Security purchased by Holdings pursuant to Section 4.05 or Section 4.16 of the Indenture, check the appropriate box:

         Section 4.05 [  ]                           Section 4.16 [  ]

         If you want to elect to have only part of this Security purchased by Holdings pursuant to Section 4.05 or Section 4.16 of the Indenture, state the amount: $________

Dated:                             Signed:
       --------------------                ----------
                                           (Signed exactly as name appears
                                           on the other side of this Security)

Signature Guarantee:
                     ---------------
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)